Exhibit 99.1

MALACHITE INNOVATIONS ANNOUNCES CLOSING THE ACQUISITION OF ITS THIRD RECLAMATION BUSINESS IN WEST VIRGINIA

CLEVELAND, OHIO – (September 5, 2023) – MALACHITE INNOVATIONS, INC. (OTC Mkts: MLCT) (“Malachite”) announces the closing of its acquisition of Collins Building & Contracting, Inc. (“Collins Building”), an environmental services business that primarily focuses on the reclamation of abandoned mine land (“AML”) sites in West Virginia, representing Malachite’s acquisition of its third environmental services business in West Virginia in the past 16 months.

Collins Building Acquisition

The acquisition was consummated on August 31, 2023 pursuant to a Stock Purchase Agreement, of the same date, entered into between Malachite and Roger Collins, Collins Building’s sole shareholder, whereby Malachite acquired 100% of the outstanding common stock of Collins Building for $5.035 million, comprised of $1.0 million of cash, a $2.0 million seller note collateralized by the acquired real estate and quarry infrastructure, and a separate $2.035 million seller note collateralized by the acquired equipment. The purchase included over 100 pieces of equipment, nearly 100 acres of land, a multi-use mechanics shop, an active sandstone quarry, and several reclamation contracts. Roger Collins will serve as Senior Vice President of Sales of Range Environmental Resources, Inc., a wholly-owned subsidiary of Malachite, responsible for growing Malachite’s abandoned mine land business throughout West Virginia.

“We are our excited to have acquired our third reclamation business in West Virigina to add the critical equipment and operational infrastructure, including a mechanics shop and sandstone quarry, necessary to support the significant growth of our reclamation business,” stated Michael Cavanaugh, Malachite’s Chief Executive Officer. “Roger Collins is an exceptional leader with unparalleled expertise in identifying, bidding on, and performing AML jobs. We are thrilled to be partnering with him to expand our sales channels into AML work and further accelerate the growth of our reclamation businesses throughout Appalachia,” added Cavanaugh.

About Malachite Innovations, Inc.

Headquartered in Cleveland, Ohio, Malachite Innovations, Inc. is a public holding company dedicated to improving the health and wellness of people and the planet through a novel and innovative approach to impact investing. Malachite owns and operates a balanced portfolio of operating businesses focused on developing long-term solutions to environmental, social and health challenges, with a particular focus on economically disadvantaged communities. Malachite takes an opportunistic approach to impact investing by leveraging its competitive advantages and looking at solving old problems in new ways. Malachite seeks to thoughtfully allocate its capital into ventures that are expected to make a positive impact on the people-planet ecosystem and generate strong investment returns for its shareholders.

Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in Section 27(a) of the Securities Act of 1933, as amended and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors that could cause actual outcomes and results to be materially different from those indicated in such statements. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies, timing of clinical trials and product development, business strategy and new lines of business. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Malachite Innovations, Inc.

Investor Relations

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